UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  June 22, 2001
                                                           -------------

                                  VSOURCE, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                     000-30326                77-0557617
----------------------------    ------------------------   ---------------------
(State or other jurisdiction    (Commission File Number)      (IRS Employer
      of incorporation)                                     Identification  No.)

           5740 Ralston Street, Suite 110, Ventura, California  93003
           ----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code:  (805) 677-6720
                                                            --------------

The  undersigned  Registrant  hereby amends Item 7 of its Current Report on Form
8-K  filed  July  2,  2001  to  provide  in  its  entirety  as  follows:

Item  7.       Financial  Statements  and  Exhibits.
               ------------------------------------

          (a)  Financial  Statements  of  Businesses  Acquired
               -----------------------------------------------

               (i)  Independent  Auditors'  Report

               (ii) Consolidated Balance Sheets as of December 31, 1999 and 2000

               (iii)Consolidated  Statements of Operations for the period from
                    February 19, 1999 (date of inception) to December 31, 1999 and the year ended December 31, 2000

               (iv) Consolidated  Statements  of  Cash Flows for the period from
                    February 19, 1999 (date of inception) to December 31, 1999 and the year ended December 31, 2000

               (v) Consolidated Statements of Changes in Shareholders' Equity for the period from February 19, 1999 (date of inception) to December 31, 1999 and the year ended December 31, 2000

               (vi) Notes  to  Consolidated  Financial  Statements

          (b)  Pro  Forma  Financial  Information
               ----------------------------------

               (i)  Introduction

               (ii) Pro Forma Consolidated Balance Sheets as of January 31, 2001
                    (unaudited)

               (iii)Pro  Forma  Consolidated  Statements of Operations for the
                    year  ended  January  31,  2001  (unaudited)

               (iv) Footnotes  to  the  unaudited  Pro Forma financial statement data

Item  7.  (a)  Financial  Statements  of  Businesses  Acquired
               -----------------------------------------------




                          Audited Financial Statements

                           NETCEL360 HOLDINGS LIMITED


 Period from February 19, 1999 (date of inception) to December 31, 1999 and the year ended December 31, 2000
                       with report of independent auditors

                           NETCEL360 HOLDINGS LIMITED

                          INDEX TO FINANCIAL STATEMENTS

                                                                                Page
                                                                                ----

Report of the Independent Auditors                                                 1

Consolidated Balance Sheets as of December 31, 1999 and 2000                       2

Consolidated Statements of Operations for the period from February 19, 1999
(date of inception) to December 31, 1999 and the year ended December 31, 2000      3

Consolidated Statements of Cash Flows for the period from February 19, 1999
(date of inception) to December 31, 1999 and the year ended December 31, 2000      4

Consolidated Statements of Changes in Shareholders' Equity for the period from
February 19, 1999 (date of inception) to December 31, 1999 and the year ended
December 31, 2000                                                                  5

Notes to Consolidated Financial Statements                                         6

REPORT  OF  THE  INDEPENDENT  AUDITORS


The  Board  of  Directors
NetCel360  Holdings  Limited


     We have audited the accompanying consolidated balance sheets of NetCel360 Holdings Limited (the "Company") as of December 31, 1999 and 2000 and the related consolidated statements of operations, cash flows and changes in shareholders' equity for the period from February 19, 1999 (date of inception) to December 31, 1999 and the year ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of NetCel360 Holdings Limited as of December 31, 1999 and 2000 and the consolidated results of operations and cash flows for the period from February 19, 1999 (date of inception) to December 31, 1999 and the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

     As discussed in Note 3 to the financial statements, the Company's recurring losses from operations and negative cash flows from operations raise substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are also described in Note 3. The financial statements as of and for the year ended December 31, 2000 do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from this uncertainty.


Ernst  &  Young
Hong  Kong
March 30, 2001, except for Note 12 as to which the date is May 24, 2001

                           NETCEL360 HOLDINGS LIMITED
                           CONSOLIDATED BALANCE SHEETS
     (AMOUNTS IN USD THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)

                                                                 DECEMBER  31,
                                                               1999          2000
                                                           ------------  ------------

ASSETS
Current assets:
   Cash and cash equivalents                               $       164   $     7,797
   Accounts receivable, net (less $14 for allowance for
      doubtful accounts as of December 31, 2000)                     -           280
   Deposits and prepayments                                         72           590
   Receivables from employees and affiliates                         -           300
   Note receivable from related party                    5           -           300
                                                           ------------  ------------
Total Current assets                                               236         9,267
Fixed assets, net                                        4         177         7,991

Rental deposits                                                     63           501
                                                           ------------  ------------
Total assets                                               $       476   $    17,759
                                                           ============  ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                        $       566   $     1,046
   Accrued liabilities                                              29         2,761
   Due to a director                                     7         597             -
   Deferred taxes payable                                8           -           143
   Deferred revenue                                                  -            23
                                                           ------------  ------------
Total current liabilities                                        1,192         3,973
Commitments                                             10
Shareholders' equity:
Series A Preferred shares, $0.001 par value:
   Authorized shares - 12,000,000 shares
   Issued and outstanding - Nil as of December 31, 1999,
   8,666,667 shares as of December 31, 2000                          -             9
Series B Preferred shares, $0.001 par value
   Authorized shares - 6,500,0000 shares
   Issued and outstanding - Nil as of December 31, 1999,
   2,886,721 shares as of December 31, 2000                          -             3
Common shares, $0.001 par value:
   Authorized shares - 50,000,000 shares
   Issued and outstanding - 10,000,000 shares as of
   December 31, 1999 and 10,250,000 shares as of
   December 31, 2000                                                10            10
Additional paid-in capital                                         990        37,031
Stock subscriptions receivable from the holding company 11        (528)            -
Accumulated deficit                                             (1,188)      (23,289)
Other comprehensive income                                           -            22
                                                           ------------  ------------
Total shareholders' equity                                        (716)       13,786
                                                           ------------  ------------
   Total liabilities and shareholders' equity              $       476   $    17,759
                                                           ============  ============


   The accompanying notes form an integral part of these consolidated financial statements

                           NETCEL360 HOLDINGS LIMITED
                           CONSOLIDATED BALANCE SHEETS
     (AMOUNTS IN USD THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)

                                               PERIOD FROM
                                               FEBRUARY 19,
                                               1999 (DATE OF
                                               INCEPTION) TO     YEAR ENDED
                                               DECEMBER 31,     DECEMBER 31,
                                                   1999            2000
                                              --------------  --------------

Revenues                                      $           -   $       4,696
Cost of revenues                                          -           5,133
                                              --------------  --------------

Gross margin                                              -            (437)

Selling, general and administrative expenses         (1,189)        (15,613)
                                              --------------  --------------

Operating loss                                       (1,189)        (16,050)
Interest income                                           1             746
Impairment of cost method investments                     -          (3,094)
Loss from equity method investment                        -          (3,560)
                                              --------------  --------------

Loss before income taxes                             (1,188)        (21,958)
Provision for income taxes                                -            (143)
                                              --------------  --------------

Net loss                                      $      (1,188)  $     (22,101)
                                              ==============  ==============


   The accompanying notes form an integral part of these consolidated financial statements

                           NETCEL360 HOLDINGS LIMITED
                           CONSOLIDATED BALANCE SHEETS
     (AMOUNTS IN USD THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)

                                                      PERIOD FROM
                                                      FEBRUARY 19,
                                                      1999(DATE OF
                                                      INCEPTION) TO   YEAR ENDED
                                                      DECEMBER 31,   DECEMBER 31,
                                                          1999           2000
                                                     --------------  -------------

Cash flows from operating activities:
Net loss                                             $      (1,188)  $    (22,101)
Adjustments to reconcile income to net
  cash provided by operating activities:
Depreciation                                                    29          1,414
Allowance for doubtful accounts                                  -             14
Impairment  of cost method investments                           -          3,094
Loss from equity method investments                              -          3,560
Change in operating  assets and liabilities:
  Accounts receivable                                            -           (294)
  Prepayments and other receivables                            (72)          (518)
  Receivables from employees and affiliates                      -           (300)
  Notes receivable from related party                            -           (300)
  Increase in rental deposit                                   (63)          (438)
  Accounts payable                                             566            480
  Accrued liabilities                                           29          2,732
  Deferred taxes payable                                         -            143
  Deferred revenue                                               -             23
  Translation adjustment                                         -             22
                                                     --------------  -------------

Net cash provided by operating activities                     (699)       (12,469)

Cash flows from investing activities:
Acquisition of fixed assets                                   (206)        (9,228)
Acquisition of investments                                       -         (5,154)
                                                     --------------  -------------
Net cash used in investing activities                         (206)       (14,382)
Cash flows from financing activities:
Stock subscriptions receivable from holding company              -            528
Due to a director                                              597           (597)
Issuance of share capital                                      472         34,553
                                                     --------------  -------------

Net cash provided by financing activities                    1,069         34,484

Net increase in cash and cash equivalents                      164          7,633
Cash and cash equivalents at beginning of year                   -            164
                                                     --------------  -------------
Cash and cash equivalents at end of year             $         164   $      7,797
                                                     ==============  =============

Non-cash activities:
Common shares issued for a receivable                          528              -
Common shares issued for investment in LexFusion                 -          1,500


   The accompanying notes form an integral part of these consolidated financial statements.

                                             NETCEL360 HOLDINGS LIMITED

                             CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                 (Amounts in USD thousands, except number of shares)


                                                 Number of  Number of
                                     Number of   Series A   Series B             Series A     Series B   Additional
                                      common     Preferred  Preferred  Common    Preferred   Preferred     paid-in
                                      shares      shares     shares    shares     shares       shares      capital
                                    -----------  ---------  ---------  -------  -----------  ----------  -----------
Balance at February 19,1999                   -          -          -  $     -  $         -  $        -  $         -
(date of inception)

Issuance of Common Shares            10,000,000          -          -       10            -           -          990
for cash
Net loss for the period from                  -          -          -        -            -           -            -
February 19, 1999 (date of
inception) to December 31,
1999

                                    -----------  ---------  ---------  -------  -----------  ----------  -----------

Balance at December 31, 1999         10,000,000          -          -       10            -           -          990

Settlement of Common Shares                   -          -          -        -            -           -            -
purchased

Issuance of Series A Preferred                -  8,666,667          -        -            9           -       24,821
Shares for cash, net of
offering costs of $1,170

Issuance of Common Shares               250,000          -          -        -            -           -        1,500
for LexFusion

Issuance of Series B Preferred                -          -  2,886,721        -            -           3        9,720
Shares, net of offering costs of
$669

Foreign currency translation                  -          -          -        -            -           -            -
adjustment

Net loss for the year ended                   -          -          -        -            -           -            -
December 31, 2000

                                    -----------  ---------  ---------  -------  -----------  ----------  -----------
Balance at December 31, 2000         10,250,000  8,666,667  2,886,721  $    10  $         9  $        3  $    37,031
                                    ===========  =========  =========  =======  ===========  ==========  ===========


                                   Receivable from   Accumulated                     Total
                                     shareholders       Other        Retained    shareholders'
                                     for purchase   Comprehensive    earnings       equity
                                      of shares         Income      (deficit)      (deficit)
                                    --------------  --------------  ----------  ---------------
Balance at February 19,1999         $           -   $            -  $       -   $            -
(date of inception)

Issuance of Common Shares                    (528)               -          -              472
for cash

Net loss for the period from                    -                -     (1,188)          (1,188)
February 19, 1999 (date of
inception) to December 31,
1999
                                    --------------  --------------  ----------  ---------------

Balance at December 31, 1999                 (528)               -     (1,188)            (716)

Settlement of Common Shares                   528                -          -              528
Purchased

Issuance of Series A Preferred                  -                -          -           24,830
Shares for cash, net of
offering costs of $1,170

Issuance of Common Shares                       -                -          -            1,500
for LexFusion

Issuance of Series B Preferred                  -                -          -            9,723
Shares, net of offering costs of
$669

Foreign currency translation                    -               22          -               22
adjustment

Net loss for the year ended                     -                -    (22,101)         (22,101)
December 31, 2000

                                    --------------  --------------  ----------  ---------------
Balance at December 31, 2000        $           -   $           22  $ (23,289)  $       13,786
                                    ==============  ==============  ==========  ===============


   The accompanying notes form an integral part of these consolidated financial statements.

                           NETCEL360 HOLDINGS LIMITED
                           CONSOLIDATED BALANCE SHEETS
     (AMOUNTS IN USD THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)

1.   ORGANIZATION  AND  BUSINESS

          Netcel360 Holdings Limited ("NetCel360" or the "Company") was established in February 1999 as an Asia-Pacific e-business service provider, or eSP. The Company provides services to businesses seeking to sell and distribute products and services across multiple markets in the Asia-Pacific region utilizing the Internet as the platform for interface with their customers.

          The Company was incorporated under the laws of the Cayman Islands in August 1999. Prior to incorporation, all expenses of the Company from the date of inception were paid by the shareholders. Management believes that the statements of operations include all costs directly and indirectly attributable to the Company through the date of incorporation. The Company is a 61.16% owned subsidiary of Total E-Commerce Limited (TEC).

2.   SIGNIFICANT  ACCOUNTING  POLICIES

(a)  Principles  of  consolidation

          The accompanying consolidated financial statements include all subsidiaries that are more than 50% owned and controlled. The consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). All material inter-company transactions and balances have been eliminated on consolidation.

(b)  Use  of  estimates

          The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

(c)  Cash  and  cash  equivalents

          The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

(d)  Fixed  assets  and  depreciation

          Leasehold improvements, furniture and fixtures, office equipment, motor vehicles, and computer equipment are stated at cost less accumulated depreciation. The cost of an asset comprises its purchase price and any directly attributable cost of bringing the asset to its working condition and location for its intended use. Expenditures incurred after the fixed asset has been put into operation, such as repair and maintenance, are expensed when incurred. In situations

                           NETCEL360 HOLDINGS LIMITED
                           CONSOLIDATED BALANCE SHEETS
     (AMOUNTS IN USD THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)

     where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the fixed asset, the expenditure is capitalized as an additional cost to the fixed asset.

          Depreciation is computed using the straight-line method over the assets' estimated useful life. The principal annual rates used are as follows:

          Leasehold  improvement          Over  the  lesser of the lease term or
                                          the  useful  life
          Furniture  and  fixtures                  20%
          Office  equipment                         20%
          Computer  equipment                       20% - 50%
          Motor  vehicle                            20%

2.   SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

(e)  Goodwill

          Goodwill represents the excess of the purchase consideration over the fair value of an investment's net assets at the date of acquisition and is amortized over a period of three years. The carrying value of goodwill is reviewed annually for recoverability based on the undiscounted cash flows of the businesses acquired over the remaining amortization period. Should the review indicate that goodwill is not recoverable, the Company's carrying value of the goodwill would be reduced by the estimated shortfall of discounted cash flows.

(f)  Long-term  investments

          Long-term investments in which the Company holds an interest of 20% or more and has the ability to exercise significant influence are accounted for under the equity method of accounting. The difference between the cost of the investment and the fair value of the identifiable assets at the date of acquisition is amortized as goodwill. Other long-term investments that are not marketable equity securities are carried at the lower of cost or market.

(g)  Foreign  currency  translation

          Foreign currency transactions are translated at the applicable rates of exchange prevailing at the transaction dates. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange prevailing at that date. Exchange differences are dealt with in the statements of operations.

          The reporting currency of the Company is the United States dollar. The functional currency of the Company and its subsidiaries are the respective local currencies. The financial statements of the Company and its subsidiaries have been translated into United States dollars in

                           NETCEL360 HOLDINGS LIMITED
                           CONSOLIDATED BALANCE SHEETS
     (AMOUNTS IN USD THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)

     accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, Foreign Currency Translation.

(h)  Revenue  recognition

          The Company derives its revenues from service agreements. Revenues pursuant to time and materials contracts are generally recognized as services are performed. Revenues pursuant to fixed-fee contracts are generally recognized as services are rendered on the percentage-of-completion method of accounting (based on the portion of costs incurred to total estimated costs). Revenues exclude reimbursable expenses charged to and collected from customers.

          Provisions for estimated losses on uncompleted contracts are made on a contract-by-contract basis and are recognized in the period in which such losses become probable and can be reasonably estimated. Unbilled fees and services on contracts are comprised of costs plus fees on certain contracts in excess of contractual billings on such contracts. Advanced billings and billings in excess of costs plus fees are classified as deferred revenue.

          For the recognition of any revenue on the Company's contracts, all of the following must be met:
          1.   Persuasive  evidence  of  an  arrangement  exists;
          2.   Delivery  has  occurred  or  services  have  been  rendered;
          3. The price of the Company's services is either fixed or determinable; and
          4.   Collectibility  is  reasonably  assured.

          Interest income is recognized on a time proportion basis, taking into account the principal outstanding and the effective rates applicable.

2.   SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

(i)  Deferred  revenue

          Deferred revenue represents billings in advance of services being rendered.

(j)  Income  taxes

          The Company uses the asset and liability method of accounting for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. This method also requires the recognition of future tax benefits including net operating loss carry forwards, to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

                           NETCEL360 HOLDINGS LIMITED
                           CONSOLIDATED BALANCE SHEETS
     (AMOUNTS IN USD THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)

(k)  Stock  compensation  expenses

          The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees, and complies with the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation. Under APB 25, compensation cost is recognized over the service period based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock. There was no stock compensation expense incurred under APB 25.

3.   GOING  CONCERN  UNCERTAINTY  AND  MANAGEMENT'S  PLANS

          The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements during the periods ended December 31, 1999 and 2000, the Company incurred losses of $1,188 and $22,101, respectively. The Company has also incurred negative cash flow from operations during the periods ended December 31, 1999 and 2000 of $699 and $12,469, respectively. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

          The financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern. The Company is actively pursuing additional financing through discussions with private investors, strategic alliances and additional equity offerings. The Company obtained a bridge loan in March 2001 of $500 to assist in financing operations. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain profitability.

4.   FIXED  ASSETS

     Fixed  assets  as  of  December  31,  1999  and  2000  consisted  of:

                                      DECEMBER  31,
                                    1999       2000
                                  ---------  --------

  Leasehold improvement           $     40   $   822
  Furniture and fixtures                17       561
  Office equipment                      34       181
  Computer equipment                    63     7,813
  Motor vehicle                         52        57
                                  ---------  --------
                                       206     9,434
  Less: Accumulated depreciation       (29)   (1,443)
                                  ---------  --------
                                  $    177   $ 7,991
                                  =========  ========

                           NETCEL360 HOLDINGS LIMITED
                           CONSOLIDATED BALANCE SHEETS
     (AMOUNTS IN USD THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)

     Depreciation expense was $29 and $1,414 for December 31, 1999 and 2000, respectively.

5.   LONG-TERM  EQUITY  INVESTMENTS

     Acquisition  of  ITM  Solutions,  Inc.
     --------------------------------------

          In May 2000, the Company purchased a 33.33% interest in LexFusion (formerly ITM Solutions, Inc.) comprising 2,147,500 of LexFusion's Series A Preferred Stock at $1.63 per share. The purchase price of $3,560, including $60 of related expenses, was a combination of $2,000 in cash and 250,000 shares of the Company's common stock at a fair market value of $6.00 per share.

          The Company also has the option to purchase 2,761,099 shares of LexFusion's Series A-1 Preferred Stock until May 2001 at an exercise price of $2.8974 for an aggregate purchase price of $8,000.

          The Company accounts for its interest in LexFusion using the equity method.

          On December 18, 2000, the Company and LexFusion entered into a Convertible Promissory Note for $300, whereby LexFusion agreed to repay the note in cash or delivery of 83,334 of the Company's shares at $3.60 each as total repayment. The maturity date of the note is March 31, 2001. On February 5, 2001, the Company and LexFusion entered into another Convertible Promissory Note for $300 with the same terms.

     Acquisition  of  NeuroNet  (M)  Sdn  Bhd
     ----------------------------------------

          In May 2000, the Company purchased a 16.66% interest, in NeuroWeb Sdn Bhd (formerly NeuroNet (M) Sdn Bhd), comprising 453,445 ordinary shares for a purchase price of $2,047, including related costs of $47.

          The Company also has the option to purchase an additional 16.66% interest in NeuroWeb nine months from the day after the date of close of the original purchase agreement for a purchase price of $2,000.

          The Company accounts for its interest in NeuroWeb using the cost method of accounting.

     Acquisition  of  Halcyon  Software  Inc.
     ----------------------------------------

     On June 7, 2000, the Company purchased a 3.79% interest in Halcyon Software, Inc.

                           NETCEL360 HOLDINGS LIMITED
                           CONSOLIDATED BALANCE SHEETS
     (AMOUNTS IN USD THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)

     comprising of 514,473 Series B Preferred Shares for a purchase price of $1.94 per share, for a total of $998, plus related costs of $49.

          The Company accounts for its interest in Halcyon using the cost method of accounting.

          As of December 31, 2000, the Company evaluated its investments in LexFusion, NeuroWeb and Halcyon. Due to the continued operating losses of the investments and their inability to obtain additional financing, there is substantial doubt as to LexFusion's, NeuroWeb's and Halcyon's ability to continue as going concerns. Management believes that the entire carrying value of the Company's investment in these investments is impaired and the impairment is other than temporary. Therefore, the Company has written off its full investment in LexFusion, NeuroWeb and Halcyon.

6.   GOODWILL

                                                                DECEMBER 31,
                                                                    2000
                                                                -------------

Balance at beginning of the year                                            -
Additions during the year                                       $       2,208

Less: Amortization                                                        552
Less: Write off of Goodwill related to investment in LexFusion          1,656
                                                                -------------
                                                                $           -
                                                                =============

     The goodwill represents the excess consideration paid for the purchase of an interest in LexFusion over the fair value of the Company's percent of net assets acquired on the date of acquisition. As of December 31, 2000, the full investment in LexFusion was written off including any related goodwill. The Company did not capitalize or amortize any goodwill in 1999.

7.   RELATED  PARTY  TRANSACTIONS

          The Company recognized consulting revenues from TEC and related affiliates of $3,747 and had related receivables of $105 as of December 31, 2000. The Company incurred expense of $42 and $21 in the year ending
     December 31, 2000 for subcontract fees to NeuroWeb and LexFusion, respectively.

          The Company leased space to LexFusion for the year ended December 31, 2000 for $49. The Company and TEC shared costs for the Chairman's expenses for the year ended December 31, 2000. The costs charged to TEC were $409.

                           NETCEL360 HOLDINGS LIMITED
                           CONSOLIDATED BALANCE SHEETS
     (AMOUNTS IN USD THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)

          The amount due to a director as of December 31, 1999 was unsecured and interest-free; and was subsequently settled on March 24, 2000.

8.   INCOME  TAXES

          Under the current laws of the Cayman Islands, the Company and its subsidiaries are not subject to tax on income or capital gains, and no Cayman Islands withholding tax will be imposed upon payments of dividends by the Company to its shareholders.

          The subsidiaries in all geographical regions are governed by the respective local income tax laws with statutory tax rates ranging from 0% to 33%.

                                   PERIOD  FROM
                                FEBRUARY  19,1999
                            (DATE  OF  INCEPTION)  TO
                           DECEMBER 31,    DECEMBER 31,
                               1999            2000
                          --------------  --------------

  Pre tax profit/(loss):
  Cayman Islands          $          (9)  $     (22,665)
  Hong Kong                      (1,103)            171
  Singapore                         (38)            141
  Malaysia                            -             168
  USA                               (38)             69
  Japan                               -              15
                          --------------  --------------
                                ($1,188)       ($22,101)
                          ==============  ==============

     A reconciliation of income taxes computed at the statutory rate to the effective income tax provision recorded is as follows:

                                 PERIOD FROM
                               FEBRUARY 19,1999
                           (DATE OF INCEPTION) TO
                                 DECEMBER, 31    DECEMBER 31,
                                     1999            2000
                                 -------------  --------------

  Income tax computed at the
    statutory rates                     ($199)  $         171
  Non-deductible items                      -               -
  Benefit from operating losses           199             (28)
                                 -------------  --------------

  Total income taxes                        -             143
                                 =============  ==============

                           NETCEL360 HOLDINGS LIMITED
                           CONSOLIDATED BALANCE SHEETS
     (AMOUNTS IN USD THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)

          Significant components of the Company's deferred tax assets and liabilities consist of the following:

                                             DECEMBER  31,
                                           1999            2000
                                      --------------  --------------
  Deferred tax assets:
  Net operating loss carryforward     $         199   $         171
  Valuation allowance                          (199)           (171)
                                      --------------  --------------

  Deferred tax liabilities:
  Accelerated depreciation allowance              -             143
                                      --------------  --------------
  Net deferred taxes                              -             143
                                      ==============  ==============

          Due to its history of losses, the Company does not believe that sufficient objective, positive evidence currently exists to conclude that recoverability of its net deferred tax assets is more likely than not. Consequently, the Company has provided a valuation allowance covering 100% of its net deferred tax assets.

          As of December 31, 2000, the Company has net operating loss carryforwards of approximately 170. Currently, the net operating loss can be carried forward indefinitely.

9.    CONCENTRATION  OF  RISK

          The Company derived 80% of its revenue from its parent company, TEC, and its related affiliates for the year ended December 31, 2000. The Company did not have any revenue in 1999.

     Concentration  of  credit  risk:
          The Company is engaged in consulting, Web solutions, financial advisory and logistics services provided to Internet users in Asia. The Company generally does not require collateral for accounts receivable.

     Concentration  of  business  risk:
          The Company's operations may be adversely affected by significant social, political and economic conditions in the Asia-Pacific region from which the Company has derived and expects to continue to derive substantially all of its revenues. In recent years, many Asia-Pacific countries and territories, including places where the Company operates, have implemented various measures aimed to effect economic or political reforms and changes. Some of these measures, especially where they are unexpected or severe, have led to increased incidents or

                           NETCEL360 HOLDINGS LIMITED
                           CONSOLIDATED BALANCE SHEETS
     (AMOUNTS IN USD THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)

     higher risks of political instability and social unrest. Government imposed wage and price controls, higher unemployment rates, mandated industry restructurings, such as financial industry restructure, and trade barriers, such as high tariffs and customs duties, that negatively affect any domestic industry are some examples causing increased volatility in social and political conditions in Asia-Pacific.

10.  COMMITMENTS

          As of December 31, 2000, the Company had future minimum rental lease payments under non-cancelable operating leases as follows:

          2001                           $1,265
          2002                            1,048
          2003                              704
          2004                                6
          2005                                2
                                        -------
          Total                          $3,025

          Rent expense was $52 and $344 for the year ended December 31, 1999 and 2000, respectively.

11.  SHARE  CAPITAL

          In 1999, the founding shareholders contributed $472 and agreed to pay an additional $528 in exchange for 10,000,000 common shares at a price of $0.1 per share. The receivable from shareholders was subsequently settled on March 24, 2000. On January 10, 2000, 8,666,667 Series A preferred shares at $3, for $26,000 less related issuance costs of $1,170, were issued to subscribers in a private placement. On November 10, 2000, the Company issued 2,886,721 Series B preferred shares at $3.60 each, for $10,392 less related issuance costs of $669, to subscribers in a private placement. In accordance with the Series B Preferred Shares Subscription Agreement each Series A subscriber was issued one warrant for each Series B share that it purchased and each new subscriber that was not a holder of Series A shares was issued three warrants for every four Series B shares that it purchased. The Company issued 2,591,582 warrants. Each warrant entitles the holder to purchase one common share at a price of $4.20 per common share.

          Each Series A preferred share and Series B preferred share is convertible into that number of fully paid and nonassessable common shares which is equal to the number of Series A preferred or Series B preferred shares being converted multiplied by the quotient obtained by dividing the sum of the purchase price of the Series A preferred shares or Series B preferred shares, as the case may be, and the per share aggregate amount of declared but unpaid dividends by the purchase price of the Series A preferred shares or Series B preferred shares. Each common share is entitled to one vote and to receive dividends when and as declared by the Board of Directors. No dividends can be declared in respect of common shares at any time when there are Series A preferred or Series B preferred shares outstanding.

                           NETCEL360 HOLDINGS LIMITED
                           CONSOLIDATED BALANCE SHEETS
     (AMOUNTS IN USD THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)

          Activities under the Company's stock option plan are summarized as follows:

                                OPTIONS     WEIGHTED AVERAGE
                              OUTSTANDING   PRICE PER SHARE
                              ------------  ----------------

Balance at December 31, 1999            -                  -
Options granted                 3,376,265               3.12
Options forfeited               ( 294,020)              3.02
                              ------------  ----------------

Balance at December 31, 2000    3,082,245               3.13
                              ============  ================

          The Company applies APB No. 25 in accounting for stock options granted to employees. As there were no differences between the fair value of common shares at the date of grant and the option exercise prices, no compensation expense was recognized in the financial statements for the period from February 19, 1999 (date of inception) to December 31, 1999 and for the year ended December 31, 2000. For the purpose of determining the fair value of the options under SFAS No.123, Accounting for Stock-Based Compensation, the Company used the minimum value method based on the United States risk-free interest rate of 6.5%, assuming no dividends and an expected option life of 5 years. Based on the historical lack of a public market for the Company, no factor for volatility has been reflected in the option pricing calculation. The effect of applying SFAS No. 123's fair value method to the Company's stock options results in a net loss and a net loss per share that are not materially different from amounts reported.

12.  SUBSEQUENT  EVENTS

          In March 2001, the Board of Directors approved an amended and restated 2001 stock option plan that amends the 1999 stock option plan. The 2001 plan allows 9,847,657 shares to be granted under the plan. The plan specifies a vesting rate of no less than 20% per year over five years from the date of grant. The options cannot be sold, pledged, assigned or transferred. If the Company is involved in a merger, consolidation, reorganization or a similar transaction the Company will preserve the Grantee's rights substantially proportionate to the rights existing prior to such event by adjusting the number of shares granted, the exercise price, or other such action.

          In March 2001, the Company provided qualified employees the opportunity to participate in a Restricted Stock Purchase Plan ("RSPP"). Qualified employees could elect to purchase, using 10% to 200% of their 2000 bonus, common shares ("Restricted Stock") of the Company. The Restricted Stock is subject to a one-year vesting term commencing on March 23, 2001, repurchase rights, rights of first refusal and other restrictions. The purchase price of the Restricted Stock will represent a 33% discount from the fair market value of the Company's common shares as of April 30, 2001, as determined by the Company's Board of Directors. As of

                           NETCEL360 HOLDINGS LIMITED
                           CONSOLIDATED BALANCE SHEETS
     (AMOUNTS IN USD THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)

     March 23, 2001, various Company employees have expressed their intent to invest approximately $600 into the plan. To date there has been no grant of shares under the terms of the plan. When the grant of shares commences on April 30, 2001, the shares will be held in an escrow account until the vesting date.

          In March 2001, the Company received $500 in exchange for a convertible loan from shareholders of the Company. The loan bears an interest rate of 5% if an acquisition of the Company is completed on or before June 30, 2001 and 10% of the principal amount of the loan is automatically convertible into the Company's Series C preferred shares. If an acquisition is not completed on or before June 30, 2001, the lenders have the right to convert the entire principal amount into the next series of preferred financing.

          On May 24, 2001, the Company announced plans to sell substantially all of its assets to Vsource Inc. (the acquirer) in return for approximately 19.9% of the acquirer's common shares and assumption of certain of the Company's debt. The acquisition is expected to be completed in June 2001 and is conditioned upon the acquirer completing due diligence, obtaining $2,000 of financing and a fairness opinion on certain aspects of the transaction. The Company and the acquirer are subject to a $1,000 break-up fee if either party terminates the agreement and subsequently completes an alternative transaction.

Item  7.  (b)  Pro  Forma  Financial  Information:
               ----------------------------------


     The unaudited consolidated pro forma financial data should be read in conjunction with the DISCUSSION OF DIFFERENCES BETWEEN THE UNAUDITED COMBINED PRO FORMA BALANCE SHEETS OF VSOURCE, INC. AND SUBSIDIARIES AND THE UNAUDITED COMBINED MAY 31, 2001 BALANCE SHEETS included herein, NETCEL360'S AUDITED CONSOLIDATED FINANCIAL STATEMENTS included herein and the FOOTNOTES TO THE UNAUDITED PRO FORMA FINANCIAL STATEMENT DATA included hereto. The pro forma consolidated financial statements are unaudited. The pro forma consolidated statement of operations data for the year ended January 31, 2001 had been prepared as if the merger of NetCel360 had occurred on February 1, 2000, and the pro forma consolidated balance sheet has been prepared as if the merger was completed on January 31, 2001.

     The pro forma financial statements were assembled using NetCel360's year ended December 31, 2001 statement of operations and NetCel360's balance sheet as of December 31, 2001 for purposes of this pro forma. These statements have a difference of 31 days between the acquired Company's financial statements.

     The pro forma consolidated balance sheet is not intended to represent what the financial position of the Company would actually have been had the merger occurred on January 31, 2001 or to project the financial position for any future date. Similarly, the pro forma consolidated statement of operations was not intended to represent what the operating results would actually have been for the periods indicated or to project the operating results for any future period. The pro forma adjustments are based upon currently available information and assumptions that management believes are reasonable.

                                                 VSOURCE, INC.
                                               AND SUBSIDIARIES
                           UNAUDITED PRO FORMA BALANCE SHEET AS OF JANUARY 31, 2001
                                                (In US$-000's)
                                                    ASSETS

                                                 VSOURCE, INC.    NETCEL360    ADJUSTMENTS    PRO FORMA
                                                ---------------  -----------  -------------  -----------
Current assets:
  Cash and equivalents                          $        5,408   $    7,797                  $   13,205
  Accounts Receivable                           $            4   $      280                  $      284
  Other receivables                             $          254   $    1,190                  $    1,444
                                                ---------------  -----------  -------------  -----------
    Total current assets                        $        5,666   $    9,267   $          0   $   14,933

Property, plant and equipment, net              $          932   $    7,991     ($1,717)(a)  $    7,206
Rental Deposits                                                  $      501                  $      501
Goodwill                                        $        4,593                               $    4,593
Other Assets                                    $           70                               $       70
                                                ---------------  -----------  -------------  -----------
    Total assets                                $       11,261   $   17,759        ($1,717)  $   27,303
                                                ===============  ===========  =============  ===========

                              LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                              $          599   $    1,046                  $    1,645
  Accrued liabilities                           $          311   $    2,761   $      500(a)  $    3,572
  Deferred taxes payable                                         $      143                  $      143
  Deferred revenue                                               $       23                  $       23
                                                ---------------  -----------  -------------  -----------
    Total current liabilities                   $          910   $    3,973   $        500   $    5,383

Shareholders' equity:
  Preferred stock                               $           38   $       12                  $       50
  Common stock                                  $          179   $       10   $       27(b)  $      216
  Additional paid-in capital                    $       67,268   $   37,031    ($25,511)(c)  $   78,788
  Deferred compensation                                ($5,805)                                 ($5,805)
  Accumulated deficit                                 ($50,903)    ($23,289)  $   23,289(d)    ($50,903)
  Note receivable from sale of stock                     ($426)                                   ($426)
  Other comprehensive income                                     $       22        ($22)(d)  $        0
                                                ---------------  -----------  -------------  -----------
    Total shareholders' equity                  $       10,351   $   13,786        ($2,217)  $   21,920
                                                ---------------  -----------  -------------  -----------
    Total liabilities and shareholders'         $       11,261   $   17,759        ($1,717)  $   27,303
    equity                                       ==============  ===========  =============  ===========

                                             VSOURCE, INC.
                                           AND SUBSIDIARIES
            UNAUDITED PRO FORMA STATEMENT OF OPERATIONS FOR THE YEAR ENDED JANUARY 31, 2001
                                               (US$'000)

                                        VSOURCE, INC.    NETCEL360    ADJUSTMENT   PRO FORMA
                                       ---------------  -----------  ------------  ----------

Revenue                                $           35   $    4,696                 $   4,731

Cost of Revenue                                         $     5,133                $   5,133
                                       ---------------  -----------                ----------
Gross Margin                           $           35        ($437)                    ($402)

Selling, general & administrative
expenses                               $       16,124   $   15,613   $       256(e)$  31,993
Research & development                 $       11,655                              $  11,655
                                       ---------------  -----------  ------------  ----------
Operating loss                               ($27,744)    ($16,050)        ($256)   ($44,050)

Interest & other income/expense, net   $          145   $      746                  $    891
Impairment of cost method investments                      ($3,094)                  ($3,094)
Loss from equity method investment                         ($3,560)                  ($3,560)
                                       ---------------  -----------  ------------  ----------

Loss before income taxes                     ($27,599)    ($21,958)        ($256)   ($49,813)
Provision for income taxes                                   ($143)                    ($143)
                                       ---------------  -----------  ------------  ----------
Net loss                                     ($27,599)    ($22,101)        ($256)   ($49,956)
                                       ===============  ===========  ============  ==========

                                  VSOURCE, INC.
                                AND SUBSIDIARIES

         FOOTNOTES TO THE UNAUDITED PRO FORMA FINANCIAL STATEMENT DATA:

(a) Represents that amount of negative goodwill as calculated from the following:

     Consideration  for  the  shares  issued                 $ 1,345  (i)
     Costs  directly  related  to  the  acquisition          $   500  (ii)
                                                             -------
     Total  consideration                                    $ 1,845
     Less:  FMV  of  the  Net  Assets  received              $ 3,562
                                                             -------
     Negative  Goodwill                                      $ 1,717
                                                             =======

     (i) Issuance of 3,709,729 shares of common stock with an average market price of $0.3625 (average closing market price from May 23, 2001 to May 29, 2001).
     (ii) Costs of the acquisition consisted of legal, accounting and financial opinion costs related directly to the acquisition.

(b) Issuances of 3,709,729 shares of common stock at a par value ($0.01) or $37 less the acquired company's par value stock of $10.

(c) Elimination of NetCel360's Additional Paid-In Capital of $37,031 and the difference between the Fair Market Value of the fixed assets acquired on June 22, 2001 compared to that on January 31, 2001.

(d)  Elimination  of  the  historical  NetCel360  amounts.

(e) Reversal of depreciation for the write down of the assets that are related to the negative goodwill.


DISCUSSION OF DIFFERENCES BETWEEN THE UNAUDITED COMBINED PRO FORMA BALANCE SHEETS AND THE UNAUDITED COMBINED MAY 31, 2001 BALANCE SHEETS

               Subsequent to the date of the information included in the unaudited Pro Forma Balance Sheet as at January 31, 2001, the Company and Netcel360 each continued to experience operating losses, which had a negative impact on each of the company's balance sheet. An estimate of significant balance sheet categories as of May 31, 2001 on a combined basis for the Company and Netcel360 is provided below, not inclusive of pro forma adjustments:

                                  VSOURCE, INC.
                                AND SUBSIDIARIES
(US$'000)

                              JANUARY 31, 2001
                                 (UNAUDITED)     MAY 31, 2001
BALANCE SHEET LINE ITEM          (PRO FORMA)      (UNAUDITED)
----------------------------  -----------------  -------------

ASSETS:
Cash and cash equivalents                13,205          2,540
Property plant and equipment              8,923          9,864
Goodwill                                  4,593          2,042

LIABILITIES:
Accounts payable                          1,645          1,954
Loans                                         -          3,700

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    VSOURCE,  INC.
                                    (Registrant)


Dated:  July 19, 2001            By:  /s/  Sandford  T.  Waddell
                                      ------------------------------
                                           Chief Financial Officer